Exhibit 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                        MACRO Securities Depositor, LLC


                  1. The name of the limited liability company is MACRO Securities Depositor, LLC (the "Company").

                  2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


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                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate of Formation of MACRO Securities Depositor, LLC on this 28th day of April, 2004.


                                                   /s/ Lynn Buckley
                                                   ---------------------------
                                                   Authorized Person